UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 17, 2006
ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31444
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

100-8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

(662) 893-7376
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On February 17, 2006, the Registrant’s Board of Directors approved the issuance of a total of 2,259,716 common shares with a par value of $0.001 in the capital stock of the Registrant (the “Securities”) to current and former directors and officers of Registrant in satisfaction of accounts payable amounts due to Milton Cox, Bassam Nastat, and Don Sytsma, or their affiliates, for unpaid services and amounts paid by them on behalf of Registrant totalling $238,077.55 as of December 30, 2005.

The conversion of accounts payable balances due Messer Cox, Nastat and Sytsma to common shares of Registrant was based on a two times (2) multiple of the weighted average price per share for the last ten (10) trading days of December 2005, or a conversion rate of $.10536 per common share.

All of the Securities were issued pursuant to the exemption from registration provided for an “Accredited Investor” as the term is defined in Regulation D under the United States Securities Act of 1933. The Securities are "restricted securities" within the meaning of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Greg Thompson

Greg Thompson
President and Director
Date: February 22, 2006